                                                                EX-99.a.2.c.XVII


                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

               RESOLUTIONS RELATING TO THE REDESIGNATION OF THE
                    GLOBAL FUND TO THE GLOBAL BALANCED FUND

     Pursuant to Article V, Section 9 of the By-Laws, dated August 9, 1993, of The Brinson Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1.  She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Agreement and Declaration of Trust dated August 9, 1993 (the
     "Declaration"), pursuant to Article III, Section 6 of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") redesignating the Global Fund as the Global Balanced series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on May 21, 2001 at which a quorum was present and acting throughout and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be
signed on this ___    day of ___, 2001.



(Trust Seal)
                                                      __________________________
                                                      Amy R. Doberman, Secretary
                                                               The Brinson Funds

        Resolutions Adopted May 21, 2001 and Incorporated by Reference
                  Into the Agreement and Declaration of Trust
                             of The Brinson Funds
                             dated August 9, 1993
                  Pursuant to Article III, Section 6 thereof

                   RESOLUTIONS REDEIGNATING THE GLOBAL FUND
                      AS THE GLOBAL BALANCED FUND SERIES

     RESOLVED, that the Board of Trustees, upon the recommendation of the management of the Trust, hereby redesignates the series of the Trust currently known as the "Global Fund" as the "Global Balanced Fund" series of the Trust, which redesignation shall become effective upon the filing of the next post-effective amendment to the Trust's registration statement with the Securities and Exchange Commission; and

     FURTHER RESOLVED, that the Board of Trustees, in conjunction with the redesignation of the "Global Fund" as the "Global Balanced Fund" series of the Trust, hereby approves the redesignation of the "Brinson Global Fund-Class I" shares, "Brinson Global Fund-Class N" shares and "UBS Investment Fund-Global" class of shares as the "Brinson Global Balanced Fund-Class I" shares, "Brinson Global Balanced Fund-Class N" shares and "UBS Investment Fund-Global Balanced" class of shares, respectively; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the redesignation of the Global Fund series as the Global Balanced Fund series as described above, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required.